Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2003, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-111336) and related Prospectus of U.S. Home Systems, Inc. for the Registration of 1,825,000 shares of its common stock.

/s/  Ernst & Young LLP

Ft. Worth, Texas

May 26, 2004